Exhibit 99.2

Hospice USA, LLC and Affiliates

Combined Condensed Financial Statements
For the Six Months Ended June 30, 2004 and 2003
(unaudited)

Hospice USA, LLC and Affiliates

Contents

Combined Condensed Financial Statements
Balance Sheets	3
Statements of Income and Changes in Members’ Equity	4
Statements of Cash Flows	5
Summary of Accounting Policies	6-9
Notes to Combined Financial Statements	10-11

Hospice USA, LLC and Affiliates

Combined Condensed Balance Sheets

	June 30, 2004	December 31,
	(Unaudited)	2003
Assets
Current
Cash and cash equivalents	$3,245,585	$2,437,739
Trade accounts receivable, net of allowance for possible losses of $338,000 and $224,000 respectively (Note 3)	4,845,486	5,331,406
Due from related parties (Note 1)	461,807	164,199
Prepaid expenses and other current assets	199,653	403,473

Total current assets	8,752,531	8,336,817
Property and equipment, net	1,480,318	1,424,139
Goodwill, net	1,985,115	1,985,115
Other intangibles	20,000	20,000
Other assets	23,620	23,419

	$12,261,584	$11,789,490

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$194,089	$41,455
Accrued expenses and other current liabilities	4,567,817	3,419,687
Current maturities of long-term debt	481,952	443,168

Total current liabilities	5,243,858	3,904,310
Long-term debt, less current maturities	1,611,691	1,786,130

Total liabilities	6,855,549	5,690,440

Commitments and contingencies (Notes 3 and 4)
Members’ equity, net	5,406,035	6,099,050

	$12,261,584	$11,789,490

See accompanying summary of accounting policies and notes to unaudited combined financial statements.

Hospice USA, LLC and Affiliates

Combined Condensed Statements of Income and Changes in Members’ Equity

Six Months ended June 30,	2004 (unaudited)	2003 (unaudited)
Revenues
Net patient service revenues	$15,817,254	$13,403,115
Other	10,794	4,275

Operating revenues	15,828,048	13,407,390

Costs and expenses
Pharmacy	976,801	777,379
Medical equipment and supplies	682,386	312,826
Patient care mileage	770,568	518,839
Nursing home care	163,684	164,346
Inpatient costs	187,799	292,075
Other patient expenses	478,737	431,028
Wages	6,490,719	4,793,851
Payroll taxes	574,103	416,887
Other employee costs	634,657	539,404
Travel and entertainment	124,140	87,382
Office supplies	97,433	85,084
Rent	352,594	220,184
Depreciation	181,896	160,599
Bad debts	277,521	15,353
Other administrative costs	1,394,697	693,412

Total costs and expenses	10,127,760	7,012,156

Net income	2,440,313	3,898,741
Members’ equity, beginning of period	6,099,050	3,284,458
Distributions	(3,133,328)	(2,830,422)

Members’ equity, end of period	$5,406,035	$4,352,777

See accompanying summary of accounting policies and notes to unaudited combined financial statements.

Hospice USA, LLC and Affiliates

Combined Condensed Statements of Cash Flows

	2004	2003
Six months ended June 30,	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$2,440,313	$3,898,741
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	181,896	160,599
Provision for possible losses	277,521	15,353
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	208,399	(372,678)
Prepaid expenses	203,619	102,654
Accounts payable and accrued expenses	1,300,764	645,354

Net cash provided by operating activities	4,612,512	4,450,023

Cash flows from investing activities
Purchase of property and equipment	(242,846)	(467,791)
Proceeds from sale of equipment	—	32,955
Advances to related companies, net	(297,608)	(14,017)

Net cash used in investing activities	(540,454)	(448,853)

Cash flows from financing activities
Principal payments on long-term debt	(219,344)	(237,518)
Payment of member distributions	(3,133,328)	(2,830,422)
Proceeds from the issuance of debt	88,460	219,975

Net cash used in financing activities	(3,264,212)	(2,847,965)

Net increase (decrease) in cash	807,846	1,153,205
Cash and cash equivalents, beginning of period	2,437,739	649,758

Cash, and cash equivalents, at end of period	$3,245,585	$1,802,963

See accompanying summary of accounting policies and notes to unaudited combined financial statements.

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

Business and Basis of Presentation

We have prepared these condensed combined financial statements without audit. In management’s opinion, these condensed combined financial statements include all normal recurring adjustments necessary for a fair presentation of the results of operations for the six months ended June 30, 2004 and 2003. Although certain information and footnote disclosures required by generally accepted accounting principles in the United States have been condensed or omitted, we believe that the disclosures in these condensed combined financial statements are adequate to make the information presented not misleading. These condensed combined financial statements should be read along with our Combined Financial Statements for the year ended December 31, 2003. Our results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results for a full year.

The combined financial statements include the financial statements of Hospice USA, LLC and the below affiliated entities, related primarily by common ownership (together “the Company”). Significant intercompany transactions have been eliminated.

Company

Rice Enterprises, LLC
American Home Medical Equipment, LLC
New Horizon Hospice of Tennessee, LLC
Hospice South of Marshall County, LLC
Hospice South of Corinth, LLC
Hospice South of Meridian, LLC
Hospice South of New Albany, LLC
Hospice South of Philadelphia, LLC
Hospice South of Senatobia, LLC
Hospice South of Birmingham, LLC
Hospice South of Demopolis, LLC
Hospice South of Hamilton, LLC
Hospice South of Jackson, LLC
Hospice South of Mobile, LLC

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

Company

Hospice South of Decatur, LLC
Hospice South of Monroeville, LLC
Hospice South of Russellville, LLC
Hospice South of Tennessee, LLC
Hospice South of Memphis, LLC
Hospice South of Clarksville, LLC

Patient Service Revenue

Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered based on established billing rates, less contractual allowances, for patients covered by Medicaid and other contractual programs.

Accounts Receivable

The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicaid and Medicare. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of these receivables and other assets proving uncollectible and continually monitors and adjusts these allowances as necessary.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes may be uncollectible. The Company also records an additional allowance based on certain percentages of their aged receivables, which are determined based on historical experience and management’s assessment of the general financial conditions affecting the Company’s customer base. If actual collection experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method for financial reporting purposes over the assets’ estimated useful lives as follows:

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

Years
Furniture and equipment	5-20
Leasehold improvements	5-25
Automobiles	4

Expenditures for major renewals and betterments that extend the useful life of assets are capitalized. Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement, the asset cost and related accumulated depreciation are eliminated from the respective accounts, and any resulting gain or loss is included in income.

The carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the Company assessed goodwill for impairment at the end of each period presented.

Income Taxes

The Company has elected to be treated as a pass-through entity for federal and state income tax reporting purposes. As such, its taxable income will be included in the income tax returns of the respective members.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of

Hospice USA, LLC and Affiliates

Summary of Accounting Policies

revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of accounts receivable, accounts payable, accrued liabilities and long-term debt. The carrying amounts of financial instruments are estimated by management to approximate their respective fair values.

Hospice USA, LLC and Affiliates

Notes to Unaudited Combined Financial Statements

1.	Related Party Transactions

At June 30, 2004 and December 31, 2003, the Company had receivables due from companies under common ownership of $461,807 and $164,199, respectively. Such receivables relate mainly to the payment of expenses by the Company on behalf of the companies under common ownership. Such amounts are offset by payments received by the Company on behalf of the companies under common ownership.

The Company’s two members are also executive officers of the Company. These officers/members are not paid a salary, but are compensated through profit distributions. Accordingly, no compensation expense related to the executive management services rendered by these two officers has been recorded in the accompanying financial statements.

2.	Supplemental Cash Flow Information

For purposes of the statements of cash flow, cash consists of cash on hand, demand deposit accounts and short-term investments in certificates of deposit with initial maturities of three months or less.

Cash paid for interest totaled approximately $44,000 and $16,000 for the six months ended June 30, 2004 and 2003, respectively.

3.	Risks and Uncertainties

The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicare. During the six months ended June 30, 2004 and 2003 the Company earned approximately 92% of its revenue from patients under the Medicare program. Medicare reimbursement for hospice care is generally made based on predetermined daily rates. There are no retroactive adjustments other than the application of a statutory “cap” on overall payments and the limitation on payments for inpatient care. Amounts due from Medicare amounted to approximately $2,624,000 and $3,081,000 as of June 30, 2004 and December 31, 2003, respectively. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of receivables proving uncollectible and appropriate liabilities have been recorded for potential retroactive adjustments. The Company

Hospice USA, LLC and Affiliates

Notes to Unaudited Combined Financial Statements

continually monitors and adjusts these allowances and accruals as necessary.

4.	Contingencies

The Company, in the normal course of business, is subject to litigation on general business issues. In the opinion of management, such litigation will not have a material adverse effect on the Company.

5.	Subsequent Events

On July 30, 2004 substantially all of the assets of the Company were acquired by Beverly Enterprises, Inc. through its indirect wholly-owned subsidiary, Hospice Preferred Choice, Inc. The purchase price for the assets of the Company was $69,123,152.